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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 7, 2006

                               Carrollton Bancorp
               (Exact Name of Registrant as Specified in Charter)

             Maryland                 000-23090                52-1660951
   (State or Other Jurisdiction    (Commission File          (IRS Employer
        of Incorporation)              Number)            Identification No.)

         344 North Charles Street, Suite 300, Baltimore, Maryland 21201
              (Address of Principal Executive Offices) (ZIP Code)

        Registrant's telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01          Other Events

                   On July 7, 2006 Carrollton Bancorp (the Company), the parent company of Carrollton Bank, announced that Carrollton Bank had been victimized by a check kiting scheme by one of its commercial deposit customers. The Company estimates that the after-tax loss related to this check kiting scheme will be approximately $1.2 million ($0.42 per basic and diluted earnings per share) which it will recognize in its second quarter ended June 30, 2006. For further information, see the Company's press release dated July 7, 2006 attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01.         Financial Statements and Exhibits.


     (a) Financial statements of businesses acquired. Not applicable.
     (b) Pro forma financial information. Not applicable.
     (c) Exhibits. Exhibit 99.1  Press Release dated July 7, 2006


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CARROLLTON BANCORP

                                  By: /s/ Robert A. Altieri
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                                  Name:   Robert A. Altieri
                                  Title:  Chief Executive Officer and President

Date: July 7, 2006

                                  By: /s/ James M. Uveges
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                                  Name:   James M. Uveges
                                  Title:  Senior Vice President and
                                          Chief Financial Officer

Date July 7, 2006


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                                  EXHIBIT INDEX

Exhibit                           Description
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99.1      Press Release issued July 7, 2006


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